UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 14, 2018

DAILY JOURNAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

SOUTH CAROLINA	0-14665	95-4133299
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

915 East First Street

Los Angeles, CA 90012-4050

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (213) 229-5300

Not applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐     Pre-commencement communication pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐     Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On February 14, 2018, Daily Journal Corporation (the “Company”) held its 2018 Annual Meeting of Shareholders. A total of 1,283,857 shares were represented in person or by valid proxy, and the shareholders voted on two proposals. The final results for the votes regarding each proposal are set forth below:

Election of Directors. The Company’s shareholders elected five directors to serve until the next annual meeting of shareholders and the election of their successors. The number of votes cast for each of the directors is set forth below. There were 457,525 broker non-votes.

	FOR	WITHHOLD
Charles T. Munger	792,490	30,702
J.P. Guerin	768,559	30,702
Gerald L. Salzman	794,824	30,672
Peter D. Kaufman	793,660	30,672
Gary L. Wilcox	793,660	30,672

Ratification of Independent Accountants. The Company’s shareholders ratified the appointment of Squar Milner LLP as the Company’s independent registered public accounting firm for the current fiscal year. The vote totals were 1,283,338 FOR and 275 AGAINST, with 244 ABSTENTIONS.

Item 7.01	Regulation FD Disclosure

In the informal discussion portion of the 2018 Annual Meeting, the Company’s Chairman, Charles T. Munger, commented that the Company owns shares of BYD Company Limited (trading symbol: BYDDF), a manufacturer of automobiles, buses, batteries and other products, which is listed on The Stock Exchange of Hong Kong Limited.

The information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAILY JOURNAL CORPORATION

By:	/s/ Gerald L. Salzman
Gerald L. Salzman
Chief Executive Officer
President
Chief Financial Officer
Treasurer

Dated: February 15, 2018